As filed with the Commission on September 9, 2005 - Registration No. 333-[o]

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                 FRANCE TELECOM
             (Exact name of Registrant as specified in its charter)

            Republic of France                           Not Applicable
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)               Identification Number)

                               6, place d'Alleray
                              75505 Paris Cedex 15
                                     France
              (Address of Registrant's principal executive offices)


                 FRANCE TELECOM U.S. EMPLOYEE SHAREHOLDING PLAN

                                 SEPTEMBER 2005
                            (Full title of the plan)

                                   Michel Huet
                          France Telecom North America
                           1270 Avenue of the Americas
                            New York, New York 10020
                                 (212) 332-2100
            (Name, address and telephone number of agent for service)


                                   Copies to:
                                Sami L. Toutounji
                             Shearman & Sterling LLP
                         114, avenue des Champs-Elysees
                               75008 Paris, France

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of Securities             Amount to be          Proposed Maximum             Proposed Maximum           Amount of
      to be Registered               Registered     Offering Price Per Security    Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value        400,000(2)           $24.64(3)               $9,856,000(3)           $1,161
(euro)4.00 per share ("Ordinary
Shares")(1)
------------------------------------------------------------------------------------------------------------------------------------

    (1) American Depositary Receipts evidencing American Depositary Shares issuable upon request after expiration of the two-year lock-up period on deposit of the Ordinary Shares have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-6812) and currently are traded on the New York Stock Exchange under the ticker symbol "FTE".

    (2) This Registration Statements covers up to 400,000 Ordinary Shares that may be sold by the French State to eligible employees under the France Telecom US Employee Shareholding Plan September 2005 (the "Plan"). The amount being registered also includes an indeterminate number of shares of Ordinary Shares which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, including the distribution by the French State of free ordinary shares to holders of shares purchased in this offering after three years, in each case in accordance with Rule 416.

    (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the offering price under the Plan.

================================================================================

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

              We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (File No. 1-14712) (our "Annual Report"), filed on May 17, 2005 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of our Common Shares contained in Item 10 therein. We also incorporate by reference the interim information submitted to the Commission under cover of Form 6-K pursuant to the Exchange Act on July 28, 2005.

              All documents that we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

              Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              We maintain liability insurance for our directors and officers, including insurance against liabilities under the Securities Act.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              See Exhibit List.



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

Item 9.       Undertakings.

              (a)  We undertake:

                   (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) We further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then, unless in the opinion of our counsel the matter has been settled by controlling precedent, we will submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act, France Telecom certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on September 9, 2005.

                                    FRANCE TELECOM


                                    By: /s/ Michel Combes
                                       ---------------------------------------
                                    Name:  Michel Combes
                                    Title: Chief Financial Officer


                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Didier Lombard, Michel Combes, Claude Benmussa, and each of them severally, his true and lawful attorney or attorneys, with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities, the registration statement on Form S-8 (the "Registration Statement") to be filed by France Telecom (the "Registrant") with the United States Securities and Exchange Commission (the "Commission") in connection with the France Telecom US Employee Shareholding Plan, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and any registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which relates to the Registration Statement, and to file any of the same with the Commission. Each of said attorneys shall have power to act with or without the other, and shall have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on September 9, 2005.

Name and Signature                       Title
------------------                       -----

/s/ Didier Lombard
---------------------------              Chairman and Chief Executive
Didier Lombard

/s/ Michel Combes
---------------------------              Chief Financial Officer
Michel Combes

/s/ Claude Benmussa
---------------------------              Principal Accounting Officer
Claude Benmussa

/s/ Bernard Dufau
---------------------------              Director
Bernard Dufau


---------------------------              Director
Arnaud Lagardere



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

Name and Signature                       Title
------------------                       -----


---------------------------              Director
Henri Martre

/s/ Stephane Richard
---------------------------              Director
Stephane Richard

/s/ Marcel Roulet
---------------------------              Director
Marcel Roulet

/s/ Jean Simonin
---------------------------              Director
Jean Simonin


---------------------------              Director
Pierre-Mathieu Duhamel

/s/ Jacques de Larosiere
---------------------------              Director
Jacques de Larosiere

/s/ Denis Samuel-Lajeunesse
---------------------------              Director
Denis Samuel-Lajeunesse

/s/ Henri Serres
---------------------------              Director
Henri Serres

/s/ Helene Adam
---------------------------              Director
Helene Adam

/s/ Rene Bernardi
---------------------------              Director
Rene Bernardi

/s/ Jean-Michel Gaveau
---------------------------              Director
Jean-Michel Gaveau

/s/ Stephane Tierce
---------------------------              Director
Stephane Tierce



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

Name and Signature                       Title
------------------                       -----


Authorized Representative in the United States:

/s/ Michel Huet
---------------------------
Michel Huet




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

                                  EXHIBIT INDEX

Exhibit No.        Description of Document
-----------        -----------------------

4.1 Bylaws (statuts), as amended by the Board of Directors of July 27, 2005, of France Telecom.

4.2*               France Telecom US Employee Shareholding - September 2005 Plan
                   Document.

23.1* Consent of Deloitte & Associes as independent registered public accounting firm of France Telecom.

23.2* Consent of Ernst & Young Audit as independent registered public accounting firm of France Telecom.

23.3* Consent of RSM Salustro Reydel as former independent auditors of France Telecom.

24*                Power of Attorney (included on the signature page).

----------------------------
* Filed herewith.




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